UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2018

TWO RIVERS WATER & FARMING COMPANY

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-51139	13-4228144
(Commission File Number)	(IRS Employer Identification No.)

3025 S Parker Rd, Ste 140, Aurora CO	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01 Other Events

On October 29, 2018 we entered into an agreement with Black Mountain Equities pursuant to which we agreed to issue 900,000 shares of common stock to Black Mountain Equities as full payment of $138,370 owed to Black Mountain Equities.

We also agreed to issue 646,154 shares of common stock to Powderhorn I, LP, or Powderhorn, in satisfaction of our October 9, 2018 payment of $63,000 on our convertible note due to Powderhorn, which shares will be issued as requested by Powderhorn pursuant to the terms of the note.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)

	By:	/s/ Wayne Harding
Dated: November 1, 2018		Wayne Harding, Chief Executive Officer